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                                                                   EXHIBIT 4.1.1

INTERACTIVE DATA

14 Wall Street
New York, N.Y. 10005
Telephone 212-285-0700

                                                                JANUARY 15, 1999


MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NJ 08543-9051

THE BANK OF NEW YORK
UNIT INVESTMENT TRUST DIVISION
P.O. BOX 974 - WALL STREET STATION
NEW YORK, NY 10268-0974


RE: GOVERNMENT SECURITIES INCOME FUND, U.S. GOVERNMENT AGENCY LADDERED SERIES,
    DEFINED ASSET FUNDS (A UNIT INVESTMENT TRUST) UNITS OF FRACTIONAL UNDIVIDED INTEREST--REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-69539

Gentlemen:

     We have examined the Registration Statement for the above captioned fund.

     We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus and Registration Statement for the above-captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          JAMES PERRY
                                          Vice President